UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 15, 2006

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-33133	04-2729386
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 492-0505

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.02            Unregistered Sales of Equity Securities.

On November 15, 2006, Metabolix, Inc. (the “Company”) sold 535,714 shares of Common Stock to Archer Daniels Midland Company (“ADM”), an existing stockholder and the Company’s collaborative partner, at $14.00 per share for aggregate consideration of $7,499,996.  The purchase was made pursuant to a Stock Purchase Agreement dated July 12, 2006 by and between the Company and ADM.  There were no underwriters participating in this transaction. In connection with the offer and sale of securities to ADM, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, because there was only one offeree, ADM, which is an accredited investor, an existing stockholder and the Company’s collaborative partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date	November 16, 2006	By:	/s/ Thomas G. Auchincloss, Jr.
Thomas G. Auchincloss, Jr.
Chief Financial Officer